Exhibit 10.UU

MERCANTILE BANKSHARES CORPORATION

2004 RESTRICTED STOCK PROGRAM

Article 1:  Introduction

On March 3 2004, the Compensation Committee (the “Committee”) of the Board of Directors of Mercantile Bankshares Corporation (“MBC”), pursuant to Section 3.2 of the Mercantile Bankshares Corporation 1999 Omnibus Stock Plan (the “Stock Plan”), approved and adopted this Mercantile Bankshares Corporation 2004 Restricted Stock Program (“Incentive Program”). Awards of Restricted Stock hereunder are conditioned upon and subject to the prior (a) approval by MBC stockholders of the Stock Plan, as amended, and (b) certification in writing by the Committee that the performance goals and other requirements set forth herein have been met.  The awards of Restricted Stock hereunder are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) and the Treasury Regulations thereunder.  The Incentive Program shall be interpreted and administered in compliance with such provisions.  Capitalized terms under this Incentive Program shall have the same meaning as under the Stock Plan unless defined differently herein.

Article 2.  Administration.

The Incentive Program shall be administered by the Committee as provided in Article 3 of the Stock Plan.  The Committee consists solely of two (2) or more “outside directors” within the meaning of Code Section 162(m) and “nonemployee directors” as defined for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Article 3.  Participants

Participants under the Incentive Program shall mean those executives of MBC or its Affiliates listed on Appendix A hereto.  Participation in the Incentive Plan neither guarantees nor precludes participation in other incentive and/or equity compensation plans of MBC or its Affiliates for 2004 or other years.

Article 4.  Performance Period.

(a)                                  Definition:  The period over which the performance goals set forth below must be met is the period from January 1, 2004 to December 31, 2005 (the “Performance Period”).

(b)                                 Sale of MBC.  Notwithstanding the above, the Performance Period shall end on the date of a “Sale” of MBC, if earlier than December 31, 2005, which shall mean:

(i)                                     The acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for this purpose, MBC or its Affiliates, and excluding any acquisition of securities by any employee benefit plan of MBC or its Affiliates), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock of MBC or the combined voting power of MBC’s then outstanding voting securities entitled to vote generally in the election of directors (such common stock or then outstanding voting securities being referred to herein as “Voting Securities”), calculated on the date of the transaction causing the foregoing fifty percent (50%) test to be met, without regard to any limitation upon the voting rights of any acquiring person under Maryland statutes and without regard to the potential exercisability of rights, not exercised on such date, pursuant to any Stockholder Protection Rights Agreement of MBC then in effect; or

(ii)                                  Approval by the stockholders of MBC of (A) a reorganization, merger, consolidation or statutory share exchange, in each case, with respect to which persons who are the holders of the outstanding Voting Securities of MBC immediately prior to such reorganization, merger, consolidation or statutory share exchange do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger, consolidation or statutory share exchange, or (B) a liquidation or dissolution of MBC or the sale of all or substantially all of the assets of MBC to an entity other than an Affiliate.

Article 5.  Incentive Awards.

(a)                                  Amount.  The award payable to each Participant hereunder, subject to the conditions herein, shall be shares of Restricted Stock in an amount whose Value (as defined below), as of the last day of the Performance Period, equals one hundred percent (100%) of the Participant’s annual base salary (not total base salary during the Performance Period) as of the date of adoption and approval of this Incentive Program by the Committee.  “Value” of the Restricted Stock shall mean the Fair Market Value as defined in the Stock Plan or, in the case of a Sale of MBC, the average weighted closing price of the shares for the thirty- (30) day trading period immediately preceding the closing date of the transaction.

(b)                                 Issuance of Shares.  Such shares of Restricted Stock shall be awarded and issued within ninety (90) days of the end of the Performance Period, provided the Stock Plan, as amended, is approved by MBC stockholders and the Committee certifies in writing after the end of the Performance Period and prior to such award and issuance of the Restricted Stock that the performance goals and other requirements herein have been met.  No fractional shares shall be issued under this Incentive Program.

(c)                                  Adjustments.  The Committee may not increase the amount of any award hereunder that would be issued and payable upon attainment of the performance goals herein but may within its discretion reduce or eliminate any such award.

Article 6.  Performance and Employment Requirements

The following must be certified in writing as met by the Committee as of the end of the Performance Period before the award and issuance of Restricted Stock hereunder to a Participant:

(a)                                  Performance Goal:  Total Stockholder Return during the Performance Period, as measured by the dividends payable on MBC common stock during the Performance Period together with the increase from the Beginning Stock Price to the Ending Stock Price, must reflect a compound annual growth rate of at least twelve percent (12%).  For this purpose the following definitions apply:

(i)                                     “Total Stockholder Return” means dividends paid on MBC Common Stock based on each record date during the Performance Period plus appreciation of MBC common stock as measured by the excess, if any, of the Ending Stock Price over the Beginning Stock Price.  In the event of stock splits or other recapitalizations involving MBC (excepting stock repurchases or issuances of new stock for acquisitions), the Committee shall make such adjustment as it deems appropriate to maintain comparability between the Beginning Stock Price and Ending Stock Price.

(ii)                                  “Beginning Stock Price” means the average weighted closing price of MBC common stock for the 30-day trading period beginning on January 1, 2004.

(iii)                               “Ending Stock Price” means:

(A) if the Performance Period ends on December 31, 2005, other than as a result of the Sale of MBC, the average weighted closing price of MBC common stock for the thirty (30)-day trading period ending on such date; or

(B) if the Performance Period ends on the date of the Sale of MBC, the average weighted closing price of MBC common stock for the thirty (30)-day trading period immediately preceding the Closing date of the transaction.

(b)                                 Continued Employment:  The Participant must remain in the continued employment of MBC or its Affiliates from the beginning of the Performance Period through the last day of the Performance Period. Notwithstanding the foregoing, if a Participant does not remain in continued employment during the Performance period solely because of death or total disability (as defined in MBC’s long-term disability plan), the Participant (or his estate, in the event of his death) shall nevertheless be entitled to receive an award hereunder at the end of the Performance period on the same basis as if he had remained in continued employment during the Performance Period, so long as the performance goal described in Article 6 has been attained.

Article 7.  Holding Period.

Restricted Stock issued under this Incentive Program may not be sold or otherwise disposed of by the Participant for one year from the issuance of the shares. During the restriction period, cash dividends will not be paid to the Participant, but will be accumulated as credits, to be converted to and paid as additional shares at the end of the restriction period. The Committee may impose such conditions as it determines in order to enforce such restriction including without limitation providing for the holding of the shares of Restricted Stock in escrow or providing for an appropriate legend on such share certificates.

Article 8.  Tax Withholding

MBC or any Affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of MBC common stock) due the Participant the amount of any federal, state or local taxes required by law to be withheld as a result of the award, issuance or vesting of the Restricted Stock hereunder.  In lieu of such deduction, MBC may require the Participant to make a cash payment to MBC or an Affiliate equal to the amount required to be withheld.  If the Participant does not make such payment when requested, MBC may refuse to issue any MBC common stock certificate hereunder until arrangements satisfactory to the Committee for such payment have been made.

Article 9.  Miscellaneous

(a)                                  Employment.  Nothing in the Incentive Program shall confer upon any Participant the right to remain in the employ of MBC or its Affiliates or shall interfere or restrict in any way the rights of the Participant’s employer to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.

(b)                                 Other Plans.  The adoption of the Incentive Program shall not affect any other equity or other compensation or incentive plan in effect for MBC or any Affiliate, and the Incentive Program shall not preclude the Committee or MBC’s Board of Directors from establishing any other forms of incentive compensation.

APPENDIX A

LIST OF PARTICIPANTS UNDER

THE MERCANTILE BANKSHARES CORPORATION
2004 RESTRICTED STOCK PROGRAM.

1.                                       Edward J. Kelly, III

2.                                       Alexander Mason

3.                                       Michael Reid

4.                                       Peter Floeckher

5.                                       John Unger

6.                                       Terry Troupe

7.                                       Michael Paese

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